UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2023

HORIZON BANCORP, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-10792	35-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
515 Franklin Street
Michigan City, IN 46360
(Address of principal executive offices, including zip code)

(219) 879-0211
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
HBNC	HBNC	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Thomas M. Prame as Chief Executive Officer

On January 17, 2023, the Board approved the appointment of Thomas M. Prame to serve as the Chief Executive Officer of both Horizon Bancorp, Inc. (“Horizon Bancorp” or the “Company”) and its wholly-owned bank subsidiary, Horizon Bank, effective as of June 1, 2023. Mr. Prame currently serves as the President of both Horizon Bancorp and Horizon Bank and on the Board of Directors of Horizon Bank and will continue to serve in all of those positions in addition to his new role as Chief Executive Officer.

Mr. Prame will succeed Craig M. Dwight as the long-time CEO of both Horizon Bancorp and Horizon Bank. Mr. Dwight will continue to serve as CEO until June 1, 2023 and will continue to serve as Chairman of both organizations thereafter. Mr. Dwight will retire as an employee of the Company effective as of July 3, 2023, which will trigger the retirement provisions of his employment agreement. Mr. Dwight has been an employee at the Company since 1998 and has served as the CEO since 2001 and Chairman of the Board since 2013. Mr. Dwight has also served on the Board of Directors of Horizon and Horizon Bank since 1998..

As previously disclosed in connection with the hiring of Mr. Prame as the President of Horizon Bancorp and Horizon Bank in August of 2022, prior to joining the Company, Mr. Prame held a variety of executive officer positions of increasing responsibility at First Midwest Bancorp, since joining First Midwest Bancorp in 2012, and most recently served as the Executive Vice President and CEO of Community Banking. Prior to joining First Midwest Bancorp, he held senior level retail bank positions with RBS Citizens Bank, Colonial Bank, CitiMortgage and Fifth Third Bank. Mr. Prame received his MBA in finance from the University of Notre Dame and his bachelor’s degree in economics from the University of Rochester.

On January 18, 2023, the Company issued a press release announcing the appointment of Mr. Prame as the Chief Executive Officer. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description	Location
99.1	Press release dated January 18, 2023	Attached
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)	Within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 18, 2023	HORIZON BANCORP, INC.

		By:	/s/ Craig M. Dwight
Craig M. Dwight
Chairman of the Board